UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 26, 2007



                          Ridgefield Acquisition Corp.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Nevada                        0-16335                     84-0922701
---------------            ---------------------        ---------------------
(State or other            (Commission File No.)           (I.R.S. Employer
Jurisdiction of                                         Identification Number)
Incorporation)



                 100 Mill Plain Road, Danbury, Connecticut 06811
                -------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (203) 791-3871
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.


On April 26, 2007, Ridgefield Acquisition Corp. (the "Company") sold its investment in Argan, Inc. ("Argan"), a publicly traded holding company. Specifically, on April 26, 2007, the Company sold, in open market transactions, 50,000 shares of Argan at an average price of $6.26 for net proceeds of approximately $312,484. As previously disclosed, on January 12, 2007, the Company acquired 50,000 shares of Argan common stock in a private transaction at a cost of approximately $212,500.


Item 8.01 Other Events.

On April 27, 2007, the Board of Directors of the Company terminated the proposed spin-off of Bio-Medical Automation, Inc., the Company's wholly owned subsidiary ("Bio-Medical"), to the shareholders of the Company on a pro rata basis (the "Spin-Off"). The Board of Directors of the Company authorized the spin-off of Bio-Medical, in April 2006, in an attempt to exploit the patent held by Bio-Medical. Based on current market conditions and the risks associated with the business prospects of Bio-Medical, the Board determined not to go forward with the Spin-Off.

In connection with the Company's termination of the Spin-Off of Bio-Medical, the Company issued a press release on May 1, 2007. A copy of the press release is attached hereto as an Exhibit.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Ridgefield Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007


                                           Ridgefield Acquisition Corp.
                                                 (Registrant)


                                       By: /s/ STEVEN N. BRONSON
                                           ----------------------------
                                           Steven N. Bronson, President

                                                                         Exhibit


Ridgefield Acquisition Corp. Announces Decision Not to Go Forward With the Spin-Off of Subsidiary

DANBURY, CT - (BUSINESS WIRE) - May 1, 2007 - Ridgefield Acquisition Corp. (OTC
BB: RDGA) - announced today that the Board of Directors of the Company terminated the Company's proposed spin-off of Bio-Medical Automation, Inc., the Company's wholly owned subsidiary.

Steven N. Bronson, the president of the Company, stated that "based on current market conditions and the risks associated with the business prospects of Bio-Medical Automation, Inc., the Board has determined not to go forward with the planned spin-off of Bio-Medical."


About Ridgefield Acquisition Corp.

Ridgefield Acquisition Corp., a Nevada corporation, whose securities are traded on the NASDAQ Over-the-Counter Bulletin Board, is primarily engaged in seeking to arrange for a merger, acquisition, business combination or other arrangement by and between the Company and a viable operating entity. For additional information concerning the Company, as well as the risks associated with an investment in the Company, readers are referred to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.


Statement as to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contain statements that are forward looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated transactions and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ form those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependency on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. We undertake no obligation to update information in this release.


For Information Please Contact:     Steven N. Bronson, President
                                    Ridgefield Acquisition Corp.
                                    Tel. No. (203) 791-3871